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                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY


                           EMPLOYEE BENEFITS AGREEMENT

                            DATED AS OF JUNE 12, 2002

                                     BETWEEN

                               H.J. HEINZ COMPANY

                                       AND

                                 SKF FOODS INC.
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                                                                               2


                  EMPLOYEE BENEFITS AGREEMENT, dated as of June 12, 2002, between H.J. HEINZ COMPANY, a Pennsylvania corporation ("Heinz"), and SKF FOODS INC., a Delaware corporation ("Spinco") (Heinz and Spinco, collectively, the "Parties" and each a "Party").

                  WHEREAS, Heinz has decided to separate the Spinco Business from Heinz, contribute the Spinco Business to Spinco (the "Contribution"), and distribute all of the issued and outstanding shares of Spinco common stock (the "Spinco Common Stock") on a pro rata basis (the "Distribution") to the holders as of the Heinz Record Date of the outstanding common stock of Heinz, par value $0.25 per share ("Heinz Common Stock");

                  WHEREAS, immediately following the Distribution, Del Monte Corporation, a New York corporation and a wholly owned, direct subsidiary of Del Monte ("Merger Sub"), will merge (the "Merger") with and into Spinco, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 12, 2002, by and among Heinz, Spinco, Merger Sub and Del Monte (the "Merger Agreement");

                  WHEREAS, Heinz and Spinco have entered into a Separation Agreement, dated June 12, 2002 (the "Separation Agreement"), and certain other agreements that will govern certain matters relating to the Contribution and the Distribution and the relationship of Heinz and Spinco and their respective Subsidiaries following the Distribution; and

                  WHEREAS, pursuant to the Separation Agreement, Heinz and Spinco have agreed to enter into this Agreement for the purpose of allocating current and former employees and assets, liabilities, and responsibilities with respect to employee compensation, benefit and other matters;

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation Agreement, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1.      Definitions

                  For purposes of this Agreement, capitalized terms used herein shall have the following respective meanings:

                  "Action" has the meaning given in the Merger Agreement.

                  "Affiliate" has the meaning given in the Separation Agreement.

                  "Aggregate Spread" means, in the case of a Heinz Option prior to the Distribution Date, the difference between the exercise price per share of Heinz Common Stock covered by such Heinz Option and the Heinz Pre-Distribution Stock Price, multiplied by the number of shares of Heinz Common Stock covered by such Heinz Option.
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                                                                               3



                  "Agreement" means this Employee Benefits Agreement and all exhibits, schedules, appendices and annexes hereto.

                  "ASO Contract" means an administrative services only contract, related prior practice, or related understanding with a third-party administrator that pertains to any Heinz Health and Welfare Plan or Spinco Health and Welfare Plan.

                  "Close of the Distribution Date" means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and as the context requires, the Treasury regulations promulgated thereunder.

                  "Conversion Awards" has the meaning given in Section 7.1(b)(ii) of this Agreement.

                  "Converted Deferred Share Units" means the Deferred Share Units (as defined in the Heinz Deferred Share Unit Plan) held by Spinco Employees prior to the Close of the Distribution Date, which are, in accordance with the terms of the Merger Agreement, converted into deferred share units on Del Monte Common Stock as of the Effective Time.

                  "Del Monte Actuary" has the meaning given in Section 9.3(a) of this Agreement.

                  "Del Monte Consent" has the meaning given in the Merger Agreement.

                  "Del Monte Pension Trust" shall mean the trust or trusts, which are exempt from taxation under Section 501(a) (1) of the Code, established and maintained by Del Monte for the purpose of defined benefit pension Plans that are qualified under Section 401(a) of the Code.

                  "Del Monte Savings Trust" shall mean the trust or trusts, which are exempt from taxation under Section 501(a) (1) of the Code, established and maintained by Del Monte for the purpose of defined contribution Plans that are qualified under Section 401(a) of the Code.

                  "Distribution" has the meaning given in the Separation Agreement.

                  "Distribution Date" has the meaning given in the Separation Agreement.

                  "Effective Time" has the meaning given in the Merger
Agreement.

                  "ERISA" means the Employee Retirement Income Security Act, as amended from time to time, and as the context requires, the Department of Labor regulations promulgated thereunder.

                  "Exchange Ratio" has the meaning given in the Merger
Agreement.
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                  "Foreign Plans" are those Plans of Heinz and any of its
Subsidiaries that provide benefits to Spinco Employees employed outside the U.S. (including American Samoa, Canada and Ecuador), a list of which is set forth on
Schedule II attached hereto. For purposes of clarification, the attached list does not include those programs that are maintained as required under the governing laws of the applicable jurisdiction.

                  "GAAP" has the meaning given in the Merger Agreement.

                  "Heinz" has the meaning given in the first recital to this Agreement.

                  "Heinz Accountant" means PricewaterhouseCoopers (or such other nationally recognized accounting firm as may be designated by Heinz).

                  "Heinz Actuary" means Buck Consultants (or such other government-enrolled actuarial firm as may be designated by Heinz).

                  "Heinz Bonus Plans" are those Heinz Plans that were the predecessors of the Spinco Bonus Plans, as set forth in Section 4.12(a) of the Spinco Disclosure Letter to the Merger Agreement.

                  "Heinz Group" has the meaning given in the Merger Agreement.

                  "Heinz Executive Deferred Compensation Plan" means the Heinz Executive Deferred Compensation Plan, and each election form executed in accordance with such plan by any participating Spinco Employee.

                  "Heinz Health and Welfare Plans" are those Plans of Heinz that were the predecessors of the Spinco Health and Welfare Plans (including the Heinz Retiree Plans, but excluding the Heinz Executive Split Dollar Life Insurance Plan and the Heinz Premier Life Insurance Plan), as set forth in
Section 4.12(a) of the Spinco Disclosure Letter to the Merger Agreement.

                  "Heinz Incentive Plans" means (a) the Heinz 2000 Stock Option Plan, (b) the Heinz 1996 Stock Option Plan, (c) the Heinz 1994 Stock Option Plan, and (d) any other stock incentive plan of Heinz under which any Spinco Employee holds Heinz Options.

                  "Heinz LTD Plans" shall mean those Plans of Heinz that were the predecessors of the Spinco LTD Plans, as set forth in Section 4.12(a) of the Spinco Disclosure Letter to the Merger Agreement.

                  "Heinz Option" has the meaning given in Section 7.1(a) of this Agreement.

                  "Heinz Pension Plans" shall mean those Heinz Plans that were the predecessors of the Spinco Pension Plans, a list of which is set forth on
Schedule I attached hereto.

                  "Heinz Pension Trust" shall mean the trust or trusts, which are exempt from taxation under Section 501(a) (1) of the Code and established and maintained under the Heinz Pension Plans.
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                  "Heinz Plan" means any Plan maintained or sponsored by Heinz or any of its Subsidiaries or affiliates (or any of their respective predecessors) at any time on or prior to the Distribution Date for the benefit of any current or former employee of any such Person.

                  "Heinz Post-Distribution Stock Price" means the excess of the Heinz Pre-Distribution Stock Price over the Spinco Post-Distribution Stock Price.

                  "Heinz Pre-Distribution Stock Price" means the closing price per share of Heinz Common Stock on the last full business day occurring before the date on which the Heinz Common Stock begins to trade "ex dividend".

                  "Heinz Record Date" has the meaning given in the Separation Agreement.

                  "Heinz Retiree Plan" means that Heinz Plan that provides retiree medical and other benefits to certain Spinco Employees (including the benefits available to Spinco Employees who retire after age 55 with at least ten years of service after age 45), that was the predecessor of the Spinco Retiree Plan, as set forth as set forth in Section 4.12(a) of the Spinco Disclosure Letter to the Merger Agreement.

                  "Heinz Savings Plans" shall mean the Heinz Retirement and Savings Plan and the Heinz SAVER Plan.

                  "Heinz Savings Trust" shall mean the trust or trusts, which are exempt from taxation under Section 501(a) (1) of the Code and established and maintained under the Heinz Savings Plans.

                  "Heinz SERP" has the meaning given in Section 7.2(d) of this Agreement.

                  "Heinz Severance Plans" shall mean those Heinz Plans that were the predecessors of the Spinco Severance Plans, as set forth as set forth in
Section 4.12(a) of the Spinco Disclosure Letter to the Merger Agreement.

                  "Heinz Supplemental Plans" means (a) the Heinz Bonus Plans,
(b) the Heinz Excess Plan, (c) the Heinz Executive Deferred Compensation Plan,
(d) the Heinz Incentive Plans, (e) the Heinz LTD Plans, (f) the Heinz Restricted Stock Bonus Plan, (g) the Heinz Severance Plans, and (h) the Heinz SERP.

                  "HMO" means a health maintenance organization that provides benefits under the Heinz Health and Welfare Plans or the Spinco Health and Welfare Plans, as applicable.

                  "HMO Agreements" means contracts, letter agreements, practices, and understandings with HMOs that provide medical services under the Heinz Health and Welfare Plans or the Spinco Health and Welfare Plans, as applicable.

                  "Independent Actuary" has the meaning given in Section 9.3(a) of this Agreement.
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                  "Individual Agreement" means an individual employment contract or other similar agreement that specifically pertains to any Spinco Employee, a list of which is set forth in Section 4.12(a) of the Spinco Disclosure Letter to the Merger Agreement, and includes the employment agreements provided for in
Section 2.1(d) of this Agreement.

                  "Initial Asset Transfer" has the meaning given in Section 4.2(b) of this Agreement.

                  "Initial Asset Transfer Date" means the date that is mutually agreed upon by Heinz and Spinco (with a Del Monte Consent), which shall occur as soon as reasonably practicable after the date the amount of the Initial Asset Transfer is calculated (pursuant to Section 4.2(b) of this Agreement), which date shall in no event be later than 120 days after the end of the Transition Services Period.

                  "Liabilities" means any and all losses, claims, charges, debts, demands, Actions, damages, obligations, payments, costs and expenses, bonds, indemnities and similar obligations, covenants, controversies, promises, omissions, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement.

                  "Merger" has the meaning given in the second recital to this Agreement.

                  "Merger Sub" has the meaning given in the second recital to this Agreement.

                  "Non-parties" has the meaning given in Section 9.3(b)(ii) of this Agreement.

                  "Participating Company" means any Person (other than an individual) that is a participating employer in a Plan sponsored by Heinz or any Subsidiary thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PBGC Interest Rate" means the interest rate for "Time Period 1" as provided by the regulations promulgated by the PBGC for valuing annuities for terminating single and multiemployer plans, as of the applicable date of determination pursuant to Section 4.2(b) of this Agreement.

                  "Pension Liabilities" means all liabilities relating to or in respect of Spinco Employees under each of the Heinz Pension Plans, which liabilities shall be calculated by

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                                                                               7

the Heinz Actuary in accordance with Section 414(l) of the Code as if each such plan were to be terminated as of the Distribution Date (using the methods and assumptions stipulated by Section 4044 of ERISA).

                  "Pension Plan Asset Transfer Amount" means, in the case of a transfer of assets in respect of the Pension Liabilities under each Heinz Pension Plan from the Heinz Pension Trust to the Del Monte Pension Trust, the amount of assets necessary to be transferred from the Heinz Pension Trust, determined in accordance with Section 414(l) of the Code, equal to the sum of
(x) the Pension Liabilities and (y) an amount of excess assets, if any, held by the Heinz Pension Trust in respect of each Heinz Pension Plan, that is in proportion to the Pension Liabilities of each such Plan compared to the total amount of liabilities for all participants in each such Plan.

                  "Person" has the meaning given in the Merger Agreement.

                  "Plan" means any material plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, whether written or unwritten, providing compensation or benefits to employees or former employees.

                  "Pre-Distribution Period" means the period beginning immediately after the date of this Agreement and ending on the Close of the Distribution Date.

                  "Reimbursement Amount" has the meaning given in Section 4.2(b) of this Agreement.

                  "Savings Account Transfer Date" means the date on which the account balances of the Spinco Employees who participate in the Spinco Savings Plans shall be transferred to the Del Monte Savings Trust, which date shall be mutually agreed upon by Heinz and Spinco (with a Del Monte Consent) and shall in no event be later than 120 business days after the end of the Transition Services Period.

                  "Separation Agreement" has the meaning given in the third recital to this Agreement.

                  "SERP Participant" means each Spinco Employee who, as of the date of this Agreement, participates in the Heinz SERP.

                  "Spinco" has the meaning specified in the preamble to this Agreement.

                  "Spinco Bonus Plans" means the Plans established and maintained by Spinco pursuant to Section 3.1 and Article VII of this Agreement that correspond to the Heinz Bonus Plans; provided, however, that the Spinco Bonus Plans shall not include certain additional retention incentives that Heinz may provide to certain Spinco Employees under the Heinz Bonus Plans on or prior to the Distribution Date.

                  "Spinco Business" shall mean Heinz's (i) dry and canned pet food and pet snacks businesses in the U.S. and Canada, (ii) specialty pet food businesses conducted under the

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                                                                               8

"Nature's Recipe," "IVD", "TechniCal" and "MediCal" trademarks worldwide, (iii) ambient tuna business in the U.S., (iv) other ambient seafood products currently marketed by the StarKist Seafood business unit in the U.S., (v) retail private label soup and retail private label gravy businesses in the U.S., (vi) broth business conducted in the U.S. under the trademark "College Inn" and (vii) infant feeding business in the U.S., including pureed foods currently produced in the Pittsburgh plant. For the purpose of this definition, (A) "in the U.S." or "in Canada" shall mean all channels of distribution, except in the case of clause (v), where it shall include only retail sales, in such country and its territories and (B) "retail" shall refer to products sold as packaged goods for consumption in the home, as opposed to prepared foods sold for away-from-home consumption or consumption without further preparation beyond reheating.

                   "Spinco Disclosure Letter" has the meaning given in the Merger Agreement.

                  "Spinco Employee" means any individual who, as of the Close of the Distribution Date, is listed on Schedule III in accordance with Section 2.1(b) of this Agreement.

                  "Spinco Group" has the meaning given in the Separation Agreement.

                  "Spinco Health and Welfare Plans" means the Plans established by Spinco pursuant to Section 3.1 and Article VI of this Agreement that correspond to the Heinz Health and Welfare Plans (including the Spinco Retiree
Plan).

                  "Spinco Liabilities" has the meaning given in Section 2.2(a) of this Agreement.

                  "Spinco LTD Plans" means the Plans established and maintained by Spinco pursuant to Section 3.1 and Article IV of this Agreement that correspond to the Heinz LTD Plans.

                  "Spinco Plans" means the Spinco Pension Plans, the Spinco Health and Welfare Plans, the Spinco Savings Plans, and the Spinco Supplemental Plans.

                  "Spinco Pension Plans" means the Plans established and maintained by Spinco pursuant to Section 3.1 and Article IV of this Agreement that correspond to the Heinz Pension Plans.

                  "Spinco Post-Distribution Stock Price" means the value of one share of Spinco Common Stock, which shall be equal to the product of (x) the Exchange Ratio (calculated on the last full business day occurring before the date on which the Heinz Common Stock begins to trade "ex dividend") and (y) the closing price per share of Del Monte Common Stock (as such term is defined in the Merger Agreement) on the last full business day occurring before the date on which the Heinz Common Stock begins to trade "ex dividend".

                  "Spinco Retiree Plan" means the Plan established and
maintained by Spinco pursuant to Section 3.1 and Article VII of this Agreement that correspond to the Heinz Retiree Plans.
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                                                                               9
                  "Spinco Savings Plans" means the Plans established and maintained by Spinco that correspond to the Heinz Retirement and Savings Plan and the Heinz SAVER Plan, as modified in accordance with Section 5.1(c) below.

                  "Spinco SERP" has the meaning given in Section 7.2(d) of this Agreement.

                  "Spinco Severance Plans" means the Plans established and maintained by Spinco pursuant to Section 3.1 and Article VII of this Agreement that correspond to the Heinz Severance Plans.

                  "Spinco Supplemental Plans" means the Plans established and maintained by Spinco pursuant to Section 3.1 and Article VII of this Agreement that correspond to the Heinz Supplemental Plans, which include (a) the Spinco Bonus Plans, (b) the Spinco Excess Plan, (c) the Spinco Executive Deferred Compensation Plan, (d) the Spinco LTD Plans, (e) the Spinco Severance Plans, and
(f) the Spinco Supplemental Executive Retirement Plan.

                  "Subsidiary" shall mean, with respect to any Person, another Person (i) of which 50% or more of the capital stock, voting securities, other voting ownership or voting partnership interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or other entity (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first Person or (ii) of which such first Person is a general partner.

                  "Transaction Agreements" has the meaning given in the Separation Agreement.

                  "Transition Services Agreement" means that certain Transition Services Agreement, dated June 12, 2002 by and between Heinz and Spinco, to be in effect following the Effective Time (as defined in the Merger Agreement).

                  "Transition Services Period" means the Transition Services Period set forth in the Transition Services Agreement, which shall be the period of time commencing on the Close of the Distribution Date and running at least through the first anniversary of the Effective Time, which period may be extended through the second anniversary of the Effective Time at the written request of Del Monte or Spinco, so long as Spinco continues to maintain the Spinco Plans that Heinz is being asked to administer on the same terms and conditions as the corresponding Heinz Plans in effect immediately prior to the Close of the Distribution Date.

                  "True-Up Amount" has the meaning provided for in Section 4.2(b) of this Agreement.

                  "True-Up Date" means the date that is as soon as practicable after the Initial Asset Transfer Date, after the Heinz Actuary has calculated the final determination of the amounts to be transferred pursuant to Section 4.2(b) of this Agreement (and after the Del Monte Actuary has reviewed such calculation and any audit process provided for in Section 9.3(a) of this Agreement has occurred), which date shall in no event be later than

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                                                                              10

180 days after the Initial Asset Transfer Date (unless such date is extended as a result of an Independent Actuary's failure to finally determine the amount of the True-Up Amount in which case such date shall be as soon as reasonably practicable after receipt by the Heinz Actuary and Del Monte Actuary of such final determination).

                  "U.S." means the United States of America.



                                   ARTICLE II

                      EMPLOYEES; ASSUMPTION OF LIABILITIES

                  Section 2.1.      Employees.

                  (a) General. Subject to Section 2.1(b) of this Agreement and
Section 7.6(d) of the Merger Agreement, effective as of the Close of the Distribution Date, all Spinco Employees shall become employees of the Spinco Group.

                  (b) Schedule of Spinco Employees. As of the date of this Agreement, Heinz and Spinco shall have in good faith determined which individuals who are employed by Heinz and any of its Subsidiaries shall become Spinco Employees on no later than the Distribution Date. A list of all such salaried employees shall be set forth on Schedule III attached hereto on the date of execution of this Agreement, which list may be modified by Heinz as reasonably required (but which schedule shall be in its final form on no later than the fifth day prior to the Distribution Date), with all material changes to be approved by Spinco, with a Del Monte Consent; provided, however, that for this purpose, any change in personnel at the rank of "H+" (as such term is defined under the Heinz compensation structure) or above shall be considered material. In addition, the list on Schedule III shall be supplemented to include all hourly employees as of the date on which the Effective Time occurs.

                  (c) Non-Termination of Employment. Except as otherwise expressly provided herein, no provision of, or event arising under, this Agreement or any of the other Transaction Agreements (including the occurrence of the Contribution, the Distribution or the termination of Participating Company status with respect to any Heinz Plan or Spinco Plan, as applicable) shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or other future, present, or former employee of Heinz and any of its Subsidiaries or the Spinco Group under any Heinz Plan or Spinco Plan or otherwise.

                  (d) Employment Agreements. As soon as practicable on or after the execution of this Agreement, Spinco shall use its reasonable best efforts to enter into an employment agreement (the form of which is attached as Appendix B hereto) with each of the Spinco Employees listed on Schedule IV attached hereto, which employment agreements shall become effective on the Close of the Distribution Date.

                  Section 2.2.      Assumption of Liabilities
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                                                                              11


                  (a) By Spinco. On or prior to the Distribution Date, except as otherwise provided for in this Agreement, Spinco will assume and agree faithfully to perform and fulfill all the Liabilities described herein, in accordance with their respective terms; and in addition Spinco shall be responsible for all such Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the Distribution Date, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the Distribution Date, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by Heinz, Spinco or any of their respective Subsidiaries, Representatives or Affiliates (collectively, the "Spinco Liabilities"):

                           (i) All Liabilities relating to or in respect of
                  Spinco Employees and their dependents and beneficiaries, whether relating to, arising out of or resulting from past, present and/or future employment with Heinz, its Subsidiaries, and any member of the Spinco Group (including Liabilities under Spinco Plans);

                           (ii) All Liabilities under any Individual Agreements
                  relating to Spinco Employees; and

                           (iii) All other Liabilities relating to, arising out
                  of, or resulting from obligations, liabilities, and responsibilities assumed or retained by Spinco or any of its Subsidiaries or by a Spinco Plan pursuant to this Agreement or any other Transaction Agreement.

                  (b) Effective as of the Close of the Distribution Date, Spinco shall have assumed all such Liabilities described in this Agreement, unless Heinz otherwise explicitly retains the Liability in writing.

                                   ARTICLE III
                           U.S. SPINCO PLANS GENERALLY



                  Section 3.1. Establishment and Maintenance of Spinco Plans

                  Before the Close of the Distribution Date, Spinco shall have adopted, or shall have caused to be adopted, the Spinco Plans and the Individual Agreements. After the Close of the Distribution Date (except as otherwise provided for herein), Spinco shall maintain all such Spinco Plans as may be required to satisfy the obligations of Spinco and Del Monte as set forth herein and in Section 7.6 of the Merger Agreement, respectively.

                  Section 3.2. Terms of Participation by Spinco Employees

                  With respect to Spinco Employees, except as otherwise provided in this Agreement, the Spinco Plans shall (a) be in all respects the successors in interest to, (b) recognize all rights and entitlements as of the Close of the Distribution Date under, and (c) not provide benefits that duplicate benefits provided by, the corresponding Heinz Plans for such Spinco Employees. Heinz and Spinco shall agree on methods and procedures, including amending the respective Plan documents, to prevent Spinco Employees from receiving duplicative benefits from the Heinz Plans and the Spinco Plans. Spinco shall not permit any
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                                                                              12

Spinco Plan to commence benefit payments to any Spinco Employee until it receives notice from Heinz regarding the date on which payments under the corresponding Heinz Plan shall cease. With respect to Spinco Employees, each Spinco Plan shall provide that all service, all compensation, and all other determinations which affect benefits that, as of the Close of the Distribution Date, were recognized under the corresponding Heinz Plan (for periods immediately before the Close of the Distribution Date) shall, as of immediately after the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Spinco Plan to the same extent as if such items occurred under such Spinco Plan, except to the extent that duplication of benefits would result. All beneficiary designations made by Spinco Employees for Heinz Plans shall be transferred to, and be in full force and effect under, the corresponding Spinco Plans until such beneficiary designations are replaced or revoked by the Spinco Employee who made the beneficiary designation.

                  Section 3.3.      Spinco Participation in Heinz Plans.

                  (a) Subject to the terms and conditions of this Agreement, each of Spinco and any of its Subsidiaries that is, as of the date of this Agreement, a Participating Company in any of the Heinz Plans shall continue as such through the Close of the Distribution Date, at which time such participation shall cease pursuant to Section 3.3(b) of this Agreement. Effective as of any time before the Distribution Date, Spinco and any of its Subsidiaries not described in the preceding sentence may, to the extent reasonably necessary to effectuate the provisions of this Agreement or any other Transaction Agreement, become a Participating Company in any or all of the Heinz Plans. Through the Close of the Distribution Date, Spinco shall perform with respect to its participation in the Heinz Plans, and shall cause each of its Subsidiaries that is a Participating Company in any Heinz Plan to perform, the duties of a Participating Company as set forth in such Plans or any procedures adopted pursuant thereto.

                  (b) Effective as of the Close of the Distribution Date, Spinco and each of its Subsidiaries, as applicable, shall cease to be a Participating Company in the Heinz Plans on and after the Close of the Distribution Date.

                  Section 3.4.      Restrictions on Plan Amendments

                  (a) During the Pre-Distribution Period, Heinz shall not adopt any amendment, or allow any amendment to be adopted, to any of the Heinz Pension Plans or Heinz Savings Plans, except for any amendment that (a) in the opinion of counsel reasonably acceptable to both Heinz and Spinco (with a Del Monte Consent), is required to continue to cause any such plan to meet the requirements of Section 401(a) of the Code, (b) is required to effectuate any provision in this Agreement, (c) is otherwise permitted under the terms of any other Transaction Agreement or (d) is deemed by the Heinz Board of Directors to be reasonably necessary in connection with the transactions contemplated by the Merger Agreement; provided, however, that subject to the applicable provisions of the Merger Agreement, Heinz may adopt any such amendment, or allow any such amendment to be adopted, with the prior written consent of Spinco and any other applicable party (i.e., a trustee), upon receipt of a Del Monte Consent.

                  (b) In addition to the foregoing, subject to the provisions of this Agreement and the applicable provisions of the Merger Agreement, the Spinco Plans shall be amended or
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                                                                              13

modified to the same extent that the corresponding Heinz Plans are amended or modified during the Pre-Distribution Period and the Transition Services Period, to the extent applicable to the Spinco Plans, upon receipt of a Del Monte Consent; and provided, further, that, except as otherwise required herein or in the Merger Agreement, nothing shall preclude Spinco, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Spinco Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Spinco Plan in accordance with its terms.

                                   ARTICLE IV
                           U.S. DEFINED BENEFIT PLANS

                  Section 4.1.      Assumption of Pension Plan Liabilities

                  As of the Close of the Distribution Date, all Pension Liabilities shall cease to be Liabilities of the Heinz Pension Plans and shall be assumed in full and in all respects by the corresponding Spinco Pension Plans; provided, however, that following the Close of the Distribution Date, Heinz shall administer, or shall cause to be administered, the Spinco Pension Plans through the end of the Transition Services Period, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement.

                  Section 4.2.  Calculation and Transfer of Pension Plan Assets

                  (a) Calculation of Pension Plan Asset Allocation. After the Close of the Distribution Date, the Heinz Actuary shall calculate and certify the Pension Plan Asset Transfer Amount for each such Spinco Pension Plans as of the Close of the Distribution Date. Such calculation and certification shall be subject to the time periods and audit provisions set forth in Section 9.3(a) of this Agreement.

                  (b)      Transfer of Assets to Del Monte Pension Trusts.

                           (i) On the Initial Asset Transfer Date, Heinz will
                  cause to be transferred from the Heinz Pension Trust to the corresponding Del Monte Pension Trust an initial amount of assets (the "Initial Asset Transfer"). The amount of the Initial Asset Transfer shall be equal to 90% of the Heinz Actuary's good faith estimate of (A) the Pension Plan Asset Transfer Amount, less (B) the aggregate amount of any actual benefit payments made to or in respect of Spinco Employees (and any actual fees and expenses paid by the Heinz Pension Trust in the ordinary course in connection with the Spinco Employees) from and after the Distribution Date under the Spinco Pension Plans through the Initial Asset Transfer Date, plus (C) interest, compounded monthly, from the Close of the Distribution Date through the Initial Asset Transfer Date at the PBGC Interest Rate in effect on the Initial Asset Transfer Date.

                           (ii) If after the transfer of the Initial Asset
                  Transfer, the Heinz Actuary determines (and the Del Monte Actuary agrees) that additional assets are necessary to be transferred in respect of any Spinco Pension Plan, on the True-Up Date Heinz shall cause a second transfer to the Del Monte Trust to be made in cash of the "True-Up Amount". The True-Up Amount shall be equal to the Pension Plan Asset Transfer Amount with respect to each Spinco Pension Plan (as applicable), in the aggregate, less (A) the Initial Asset Transfer, less (B) the aggregate amount of any actual benefit payments made in respect of Spinco Employees (and any actual fees and expenses paid by the Heinz Pension Trust in the ordinary course in connection with the Spinco Employees) from and after the Initial Asset Transfer Date by the applicable Spinco Pension Plan through the True-Up Date, plus (C) interest, compounded monthly, from the Initial Asset Transfer Date to the True-Up Date at the PBGC Interest Rate in effect on the True-Up Date.

                           (iii) If the Initial Asset Transfer exceeds the
                  Pension Plan Asset Transfer Amount, such excess (including interest determined using the PBGC Interest Rate at the date it is determined that such Initial Asset Transfer exceeds the Pension Plan Asset Transfer Amount) (together, the "Reimbursement Amount"), shall be transferred to the applicable Heinz Pension Plan within thirty (30) days after such determination is made by the Heinz Actuary (and agreed upon or otherwise confirmed in accordance with the audit procedures set forth in Section 9.3 of this Agreement).

                           (iv) All assets transferred in respect of the Pension
                  Plan Asset Transfer Amount shall be transferred from the Heinz Pension Trusts to the applicable Del Monte Pension Trusts in cash or in kind, as determined by Heinz in its good faith discretion, subject to Del Monte satisfying its obligations under Section 7.6(f) of the Merger Agreement; provided, however, that any transfer of assets in-kind shall be made in substantially the same proportions as the transferring Plan is invested in such in-kind assets as of the applicable transfer date. .

                                    ARTICLE V
                         U.S. DEFINED CONTRIBUTION PLANS

                  Section 5.1.      Qualified Savings Plans

                  (a)      Assumption of Liabilities and Transfer of Assets.

                           (i) Effective as of the Close of the Distribution
                  Date: (i) each of the Spinco Savings Plans shall assume and be solely responsible for all Liabilities relating to or in respect of Spinco Employees under the applicable Heinz Savings Plans and (ii) each of the Spinco Savings Plans shall assume and be solely responsible for all ongoing rights of or relating to Spinco Employees for future participation (including the right to make contributions through payroll deductions) in the applicable Spinco Savings Plans; provided, however, that following the Close of the Distribution Date, Heinz shall administer, or shall cause to be administered, the Spinco Savings Plans through the end of the Transition Services Period, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement.

                           (ii) On the Savings Account Balance Transfer Date,
                  Heinz shall cause the account balances (as of the close of the business day immediately prior to the Savings Account Balance Transfer Date) of the Spinco Employees under the applicable Spinco Savings Plans held by the Heinz Savings Trust to be transferred to the Del Monte Savings Trust, subject to Del Monte satisfying its obligations under Section 7.6(g) of the Merger Agreement. All assets related to the accounts of all Spinco Employees shall be transferred from the Heinz Savings Trust to the Del Monte Savings Trust in cash or in kind as determined by Heinz in its good faith discretion; provided, however, that, subject to Section 4.2(d) below, any transfer of assets in-kind shall be made in substantially the same proportions as the transferring Plan is invested in such in-kind assets as of the Savings Account Balance Transfer Date.

                  (b) Non-Employer Stock Funds. Effective immediately after the Distribution Date, a Del Monte Common Stock fund shall be added as an investment option to each of the Heinz Savings Plans and each of the Spinco Savings Plans shall provide for both a Heinz Common Stock fund and a Del Monte Common Stock fund as investment options. The Del Monte Common Stock fund in the Heinz Savings Plans and the Heinz Common Stock fund in the Spinco Savings Plans are each referred to as a "Non-Employer Stock Fund" with respect to the applicable Plan. Each Non-Employer Stock Fund shall be maintained under the respective Plan through the Transition Services Period. The Heinz Savings Plans and the Spinco Savings Plans shall each provide that, after the Distribution Date, no new contributions may be invested in, and no amounts may be transferred from other investment options to, the Non-Employer Stock Fund under the respective Plan but shall permit contributions to be transferred from such Non-Employer Stock Funds to the appropriate employer stock fund and to other available investment options.

                  (c) Modifications to Spinco Savings Plans. On and after the Effective Time, the Spinco Savings Plans shall have the same terms and conditions (including investment options) as the Heinz Savings Plans, except that Spinco may, in its discretion, cause all future employer matching contributions to be made in cash instead of employer securities. Notwithstanding the immediately preceding sentence, on and after the Effective Time, Spinco shall also use its reasonable best efforts to cause the Spinco Savings Plans to maintain a Del Monte Common Stock fund as an investment option into which Spinco Employees may make new contributions at least through the end of the Transition Services Period, subject to a Del Monte Consent.

                  (d) Miscellaneous Funds. In the event that Heinz, in its reasonable and good faith discretion, determines that it is not feasible or appropriate to transfer in-kind the assets of a particular investment fund from the Heinz Savings Trust to the Del Monte Savings Trust, then the assets, as of the Close of the Distribution Date (plus or minus earnings and/or losses attributable to such amount from the Close of the Distribution Date to the date the assets are actually transferred) shall be transferred in cash to the Del Monte Savings Trust and Spinco shall, to the extent practicable, cause such cash to be invested in its plan and trust in a manner and proportion that is comparable to that in which it was invested in the Heinz Savings Plan or otherwise at the direction of each affected participant.

                  Section 5.2. Heinz Excess Plan. Immediately prior to the Close of the Distribution Date, (i) Spinco shall establish a Spinco Excess Plan in respect of the Heinz Excess Plan, pursuant to which, as of the Close of the Distribution Date, Spinco shall assume all Liabilities of Heinz under the Heinz Excess Plan in respect to any Spinco Employee who participates in the Heinz Excess Plan and (ii) as of the Close of the Distribution Date, Heinz shall transfer to Spinco, in cash, an amount equal to $600,000 in respect of the accrued Liabilities of the Spinco Employees who participated in the Heinz Excess Plan. Any Spinco Employee who participates in the Spinco Excess Plan shall, upon termination of employment, be vested in all accrued benefits under such plan as of the date of termination of employment to the same extent such employee is vested in the employer contribution portion of his or her Spinco Savings Plan account balance under the applicable Heinz Savings Plan in which such Spinco Employee participates. After the Close of the Distribution Date through at least the end of the Transition Services Period, Spinco shall continue to maintain the Spinco Excess Plan and allow such Spinco Employees to participate therein; provided, however, that, Heinz shall administer, or shall cause to be administered, the Spinco Excess Plan, from the Close of the Distribution Date through the Transition Services Agreement, all in accordance with and pursuant to the applicable provisions of the Merger Agreement and the Transition Services Agreement.

                                   ARTICLE VI
                          U.S. HEALTH AND WELFARE PLANS

                  Section 6.1. Assumption of Health and Welfare Plan Liabilities

                  Effective as of the Close of the Distribution Date, except as otherwise provided for in this Agreement, all Liabilities relating to or in respect of Spinco Employees under the Heinz Health and Welfare Plans shall cease to be Liabilities of Heinz or the Heinz Health and Welfare Plans and shall be assumed by Spinco and the Spinco Health and Welfare Plans, and Spinco shall maintain such plans as in effect immediately prior to the Close of the Distribution Date in accordance with the terms of the Merger Agreement; provided, however, that, except as otherwise provided in Section 6.5(b) of this Agreement, Heinz shall administer, or shall cause to be administered, the Spinco Health and Welfare Plans, from the Close of the Distribution Date through the Transition Services Period, all in accordance with and pursuant to the applicable provisions of the Merger Agreement and the Transition Services Agreement.

                  Section 6.2. Vendor Contracts

                  (a) ASO Contracts, Group Insurance Policies, HMO Agreements and Letters of Understanding.

                           (i) Heinz shall use its commercially reasonable best
                  efforts to cause any ASO Contract, Group Insurance Policy, HMO Agreement or letter of understanding into which Heinz enters after the date of this Agreement, but before the Close of the Distribution Date, to allow Spinco and the other members of the Spinco Group to participate in the terms and conditions thereof. Nothing contained in this Section 6.2(a) shall preclude Heinz from choosing to enter into ASO Contracts, Group Insurance Policies, HMO Agreements or other letters of understandings and arrangements with new or different vendors. In addition, before the Distribution Date, Heinz shall use its commercially reasonable best efforts to permit Spinco and the other members of the Spinco Group to participate in the terms and conditions of each ASO Contract, Group Insurance Policy, HMO Agreement or letters of understanding and arrangements in existence as of the date of this Agreement beginning immediately after the Distribution Date through the end of the Transition Services Period.

                           (ii) Heinz and Spinco shall cooperate to determine
                  the manner in which the Spinco Group's participation in the terms and conditions of ASO Contracts, Group Insurance Policies, HMO Agreements, or other letters of understanding and arrangements as set forth above shall be effectuated.

                  (b) Effect of Change in Rates. Heinz and Spinco shall use their commercially reasonable best efforts to cause each of the insurance companies, HMOs, and third-party administrators providing services and benefits under the Heinz Health and Welfare Plans and the Spinco Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the Heinz Health and Welfare Plans and the Spinco Health and Welfare Plans, after the Close of the Distribution Date and through the end of the Transition Services Period, separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of the Heinz Group and Spinco Group, respectively. To the extent they are not successful in such efforts, Heinz and Spinco shall each bear the cost of the revised premium or administrative rates for health and welfare benefits attributable to the individuals covered by their respective Plans.

                  Section 6.3.      Postretirement Health and Welfare Benefits.

                  Effective as of the Close of the Distribution Date, (a) all Liabilities relating to or in respect of any post-retirement health and welfare benefits available to any Spinco Employee who is eligible, immediately prior to the Close of the Distribution Date, to participate in the Heinz Retiree Plan, shall cease to be Liabilities of the Heinz Retiree Plan and shall be assumed in full and in all respects by Spinco Retiree Plan, and (b) thereafter Spinco shall maintain the Spinco Retiree Plan on the same terms and conditions, with the same rights and privileges, as in effect under the Heinz Retiree Plan prior to the Distribution Date. In addition, following the Close of the Distribution Date, Heinz shall administer, or shall cause to be administered, the Spinco Retiree Plan through the end of the Transition Services Period, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement.

                  Section 6.4.      COBRA and HIPAA

                  With respect to Spinco Employees and their qualified beneficiaries for periods after the Close of the Distribution Date, Spinco shall be responsible for the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the portability requirements under the Health Insurance Portability and Accountability Act of 1996.

                  Section 6.5.      Vacation and Leave of Absence Programs

                  (a) Assumption of Liabilities and Administration of Programs. Effective as of the Close of the Distribution Date, Spinco shall assume all Liabilities for Spinco Employees related to any and all vacation, leaves of absences and other related programs (including compliance with the Family and Medical Leave Act) affecting Spinco Employees for periods on and after the Close of the Distribution Date; provided, however, that except as otherwise provided in Section 6.5(b) of this Agreement, on the Close of the Distribution Date through the end of the Transition Services Period Heinz shall administer, or shall cause to be administered, all such programs, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement. Notwithstanding the foregoing, (i) with respect to any short-term disability program maintained by Heinz in which Spinco Employees are entitled to participate immediately prior to the Close of the Distribution Date, Spinco shall maintain such program as in effect immediately prior to the Close of the Distribution Date through the end of the Transition Services Period and (ii) with respect to any vacation which the Spinco Employees have, as of the Close of the Distribution Date, accrued and banked pursuant to the terms of the applicable Heinz vacation plan or policy (which vacation has been accrued for on the Estimated 2002 Financial Statements (as such term is defined in the Separation Agreement), Spinco shall continue, after the Close of the Distribution Date, to allow such Spinco Employees to use their banked vacation in accordance with the terms of the Heinz vacation plan or policy as in effect prior to the Close of the Distribution Date at least through the second anniversary of the Effective Time.

                  (b) Long Term Disability Plan. Effective as of Close of the Distribution Date through at least the first anniversary of the Distribution Date, Spinco shall establish, maintain, and administer, and all Spinco Employees shall be entitled to participate in, Spinco LTD Plans, which shall contain the same terms and conditions as the Heinz LTD Plans as in effect immediately prior to the Close of the Distribution Date (which terms shall include the same level of benefits to be provided to, and require the same level of contributions to be made by, the Spinco Employees eligible to participate in such a program), consistent with the obligations required pursuant to Section 7.6 of the Merger Agreement.

                  Section 6.6. Workers' Compensation Program

                  Effective as of Close of the Distribution Date, Spinco shall assume all Liabilities for Spinco Employees related to any and all workers' compensation matters under any law of any state, territory, or possession of the U.S. (including American Samoa) or the District of Columbia and Spinco shall be fully responsible for the administration of all such claims; provided, however, that, following the Close of the Distribution Date, Spinco shall administer, or shall cause to be administered, all such programs. If Spinco is unable to assume any such Liability or the administration of any such claim because of the operation of applicable state law, the terms of the applicable workers' compensation insurance policy, or for any other reason, Spinco shall fully indemnify Heinz for all such Liabilities, including the costs of any administration that Spinco has not been able to assume.

                 Section 6.7. Continuance of Elections, Co-Payments and Maximum
                              Benefits

                  (a) Spinco shall cause the Spinco Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Spinco Employees under the Heinz Health and Welfare Plans in effect for the period immediately prior to the Distribution Date and shall apply such elections under the Spinco Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable.

                  (b) Spinco shall cause the Spinco Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to such expenses which have been incurred by Spinco Employees under the Heinz Health and Welfare Plans for the remainder of the benefit limit year in which the Distribution occurs, and (B) all benefits paid to Spinco Employees under the Heinz Health and Welfare Plans, during and prior to the benefit limit year in which the Distribution occurs, for purposes of determining when such persons have reached their lifetime maximum benefits under the Spinco Health and Welfare Plans.

                  (c) Spinco shall (A) provide coverage to Spinco Employees under the Spinco Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and elections made by Spinco Employees in connection with their life insurance coverage under the Heinz Health and Welfare Plans and any predecessor plans.

                                   ARTICLE VII
                             U.S. SUPPLEMENTAL PLANS

                  Section 7.1.      Heinz Incentive Plans

                  (a) Amendments to Heinz Incentive Plans. Heinz shall, effective as of immediately prior to the Close of the Distribution Date amend the terms of any Heinz Incentive Plan under which any Spinco Employee holds an option to acquire Heinz Common Stock (a "Heinz Option") to include employment by Spinco or any of its Affiliates after the Distribution Date for purposes of determining the vesting and expiration of any such option and to take such other actions necessary to effectuate the provisions of this Section 7.1; provided, however, that in no event shall the vesting of the Heinz Options be accelerated upon the occurrence of the Distribution or at the Effective Time.

                  (b) Adjustment of Heinz Options. Heinz Options shall be adjusted as provided in this Section 7.1.

                           (i) Each Heinz Option held by any current or former
                  employee of the Heinz Group (other than any Spinco Employee) after the Close of the Distribution Date (a "Retained Heinz Option"), effective immediately after the Close of the Distribution Date, shall remain outstanding with respect to Heinz Common Stock and shall be adjusted to reflect the effect of the Distribution on the Heinz Common Stock. The number of shares covered by, and the option exercise price of, such Retained Heinz Options shall be determined by applying the rules set forth in paragraph (c) of this Section 7.1.

                           (ii) Each Heinz Option held by a Spinco Employee that
                  is outstanding as of the Close of the Distribution Date, effective immediately after the Close of the Distribution Date, shall be converted into an option with respect to Spinco Common Stock (a "Spinco Option"), and the remaining portion of such Heinz Option shall remain outstanding with respect to Heinz Common Stock (together with the Spinco Options, the "Conversion Awards"). The number of shares covered by, and the option exercise price of, such Conversion Awards shall be determined by applying the rules set forth in paragraph (c) of this Section 7.1. To the extent possible, no holder of a Conversion Award having any particular terms shall be treated any differently from any other holder of a Conversion Award having the same terms, and each Spinco Option shall have the same terms and conditions as the corresponding Heinz Option to which it relates (except as adjusted as provided herein) and shall continue to be subject to the same terms and conditions as the applicable Heinz Incentive Plans; provided, however, that for purposes of the Spinco Options, all references to "Heinz" therein shall, after the Close of the Distribution Date, be deemed to be "Spinco" and all references to Heinz Common Stock shall be deemed to be Spinco Common Stock. In addition, Heinz and Spinco shall each take such actions as may be necessary to effectuate the provisions of this Section 7.1.

                  (c)      Calculation of Adjustment of Heinz Options.


                           (i) Retained Heinz Options. In accordance with GAAP,
                  the number of shares of Heinz Common Stock and the exercise price per share of Heinz Common Stock covered by a Retained Heinz Option shall be determined, as of the Close of the Distribution Date, in accordance with the following formula:

                                    (A) the number of shares of Heinz Common
                  Stock subject to the Retained Heinz Option shall be equal to the product of (x) the number of shares of Heinz Common Stock subject to the Heinz Option immediately prior to the Close of the Distribution Date and (y) a fraction, the numerator of which is equal to the Heinz Pre-Distribution Price and the denominator of which is equal to the Heinz Post-Distribution Price; and

                                    (B) the per share exercise price of each
                  Retained Heinz Option shall be equal to the product of (x) the per share exercise price of the Heinz Option immediately prior to the Close of the Distribution Date and (y) a fraction, the numerator of which is equal to the Heinz Post-Distribution Price and the denominator of which is equal to the Heinz Pre-Distribution Price.

                                    (C) The foregoing calculations shall ensure
                  that the Aggregate Spread on each Heinz Option shall be maintained under each corresponding Retained Heinz Option and that the ratio of the per share option exercise price of each Retained Heinz Option to the Heinz Post-Distribution Price maintains the ratio of the per share exercise price of each original Heinz Option that is a Retained Heinz Option to the Heinz Pre-Distribution Stock Price.

                                                                              21
                           (ii) Conversion Awards. In accordance with GAAP, the
                  number of shares of Heinz Common Stock and Spinco Common Stock subject to a Conversion Award and the exercise price per share of Heinz Common Stock and Spinco Common Stock subject to a Conversion Award shall be determined, as of the Close of the Distribution Date, in accordance with the following conversion formula:

                                    (A) The Aggregate Spread on each Heinz
                  Option shall be maintained under each corresponding Conversion Award by setting the option exercise prices of the Conversion Award with respect to the shares of Heinz Common Stock and Spinco Common Stock subject to such Conversion Award, respectively, to ensure that the sum of the aggregate differences between (x) the Heinz Post-Distribution Stock Price and the Heinz Option exercise price and (y) the Spinco Post-Distribution Stock Price and Spinco Option exercise price, equals the Aggregate Spread.

                                    (B) In addition, each of (A) the ratio of
                  the per share option exercise price of that portion of the Conversion Award that remains a Heinz Option to the Heinz Post-Distribution Stock Price, and (B) the ratio of the per share option exercise price of that portion of the Conversion Award that is a Spinco Option to the Spinco Post-Distribution Stock Price, shall be fixed in such a way that maintains the ratio of the per share exercise price of each Heinz Option that becomes a Conversion Award to the Heinz Pre-Distribution Stock Price.

                                    (C) The number of shares of Heinz Common
                  Stock subject to a Conversion Award shall remain the same as the number of shares of Heinz Common Stock subject to the converted Heinz Option as in effect prior to the Close of the Distribution Date and the number of shares of Spinco Common Stock subject to a Conversion Award shall be equal to the number of shares of Heinz Common Stock subject to the converted Heinz Option as in effect prior to the Close of the Distribution Date.

                  (d) Heinz Restricted Stock Bonus Plan. Effective as of the Close of the Distribution Date, (i) all shares of Heinz Common Stock held by Spinco Employees pursuant to the Heinz Restricted Stock Bonus Plan ("Restricted Stock") shall be treated the same as all other outstanding shares of Heinz Common Stock in the Distribution, in accordance with the provisions of the Separation Agreement and (ii) the Heinz Board of Directors shall take all actions reasonably necessary to ensure that, upon the later of (x) the Close of the Distribution Date or (y) January 1, 2003, the Spinco Employees shall be fully vested in their Restricted Stock. As of the Distribution Date, Spinco shall assume all Liabilities in respect of the Restricted Stock and shall take such actions as are reasonably necessary to establish a business arrangement which corresponds to the arrangement Heinz currently maintains with Mellon Financial Services in connection with the stock transfer services it provides with respect to the Heinz Restricted Stock Bonus Plans; provided, however, that following the Close of the Distribution Date, Heinz shall administer, or shall cause to be administered, such arrangements with Mellon Financial Services through the end of the Transition Services Period, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement.

                  (e) Administrative Matters. Heinz and Spinco shall adopt such procedures and information sharing practices necessary or appropriate to permit the other to administer any incentive or stock option plan it maintains and under which an employee of the other has an option (including, for example, Spinco timely informing Heinz of any termination of employment that affects the exercise period of a Conversion Award).

                  Section 7.2.      Other Heinz Supplemental Plans

                  (a) Heinz Severance Plans. As of the Close of the Distribution Date, all Liabilities relating to or in respect of Spinco Employees under the Heinz Severance Plans shall cease to be Liabilities of the Heinz Severance Plans and shall be assumed in full and in all respects by the corresponding Spinco Severance Plans. In addition, Spinco shall maintain the Spinco Severance Plans, and shall provide cash payments and benefits to any Spinco Employee who is terminated without "cause" prior to the second anniversary of the Effective Time in accordance with the terms of Appendix A attached hereto. For this purpose, "cause" shall have the meaning set forth in the Heinz Severance Plan applicable to the Spinco Employee if the termination of employment had occurred prior to the Distribution Date.

                  (b)      Heinz Bonus Plans.

                           (i) At the Effective Time, Heinz shall pay to each
                  Spinco Employee an amount, in cash, equal to the annual bonus that has been earned by such employee on a monthly basis (based on the achievement of previously established performance criteria) under the Heinz Bonus Plan in which such employee participates for the 2003 Heinz fiscal year.

                           (ii) From the Close of the Distribution Date through
                  the second anniversary of the Effective Time, Spinco shall maintain the Spinco Bonus Plans and allow the Spinco Employees to continue to participate in the Spinco Bonus Plans on the same terms (including the same levels of bonus opportunity and reasonable and comparable performance targets) as in effect under the Heinz Bonus Plans immediately prior to the Distribution Date; provided, however, that Spinco, through such period, shall not terminate the Spinco Bonus Plans or amend such Plans in any manner that would be reasonably likely to result in the Spinco Employees having less of an opportunity to earn bonuses under the Spinco Bonus Plans after the Distribution Date than such Spinco Employees would have had under the Heinz Bonus Plans applicable to such Spinco Employees immediately prior to the Distribution Date.

                  (c)      Heinz Executive Deferred Compensation Plan.

                           (i) As of the Close of the Distribution Date, Spinco
                  shall establish the Spinco Executive Deferred Compensation Plan and shall maintain such Plan, and allow applicable Spinco Employees to participate therein, after the Close of the Distribution Date through at least the Transition Services Period; provided, however, that on the Close of the Distribution Date through the end of the Transition Services Period, Heinz shall administer, or shall cause to be administered, such plan, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement.

                           (ii) In addition, at the Close of the Distribution
                  Date (A) all Liabilities relating to or in respect of Spinco Employees under the Heinz Executive Deferred Compensation Plan shall cease to be Liabilities of the Heinz Executive Deferred Compensation Plan and shall be assumed in full and in all respects by the Spinco Executive Deferred Compensation Plan and (B) Heinz shall transfer to Spinco, in cash, an amount equal to $1,700,000 in respect of both (x) the accrued Liabilities of the Spinco Employees who participated in the Heinz Executive Deferred Compensation Plan prior to the Distribution Date and (y) the amount of cash in respect of the value of the Converted Deferred Share Units.

                  (d)      Heinz Supplemental Executive Retirement Plan

                           (i) As of the Close of the Distribution Date, all
                  Liabilities related to Spinco Employees under the Heinz Supplemental Executive Retirement Plan (the "Heinz SERP") shall cease to be Liabilities of the Heinz SERP and shall be assumed in full and in all respects by the corresponding Spinco Supplemental Executive Retirement Plan (which shall be a mirror Plan of the Heinz SERP) (the "Spinco SERP"). After the Close of the Distribution Date, Spinco shall maintain the Spinco SERP for so long as may be required to allow each SERP Participant who remains employed with Spinco through age 55 to continue to accrue benefits, and to vest in such benefits, under the Spinco SERP; provided, however, that Heinz and Spinco shall cause the Spinco SERP to provide that if any SERP Participant who has achieved at least age 50 (with at least five (5) years of service with, collectively, Heinz, its Subsidiaries, and the Spinco Group) on or prior to the second anniversary of the Effective Time is terminated without "cause" (within the meaning of Section 7.2(a) of this Agreement) by Spinco, such SERP Participant shall be vested in his or her Spinco SERP benefit (as accrued through the date of termination of employment) on the date of termination; and provided, further, that on the Close of the Distribution Date through the end of the Transition Services Period, Heinz shall administer, or shall cause to be administered, all such programs, in accordance with and pursuant to the applicable provisions of the Transition Services Agreement.

                           (ii) At the Close of the Distribution Date, Heinz
                  shall transfer to Spinco, in cash, an amount equal to $1,643,000 in respect of the accrued Liabilities of the SERP Participants.

                                  ARTICLE VIII
                                  FOREIGN PLANS

                  Section 8.1.   Agreement Regarding Treatment of Foreign Plans

                  As soon as practicable after the date of this Agreement, Heinz and Spinco shall, to the extent reasonably necessary, enter into an agreement regarding the treatment of Foreign Plans consistent with this Article VIII; provided, however, that the terms of any such agreement shall be consistent with the terms and provisions set forth in this
Article VIII.

                  Section 8.2.      Certain Terms

                  For purposes hereof, (i) "outside the U.S." means outside the 50 United States and the District of Columbia, (ii) "employed outside the U.S." means compensated under a payroll which is administered outside the U.S. and
(iii) "legally permitted" means permitted under the laws of the country, the labor union, works council, or collective agreement without adverse consequences to Heinz, Spinco or Spinco Employees, as determined in good faith by Heinz, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individual employees and/or Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits and/or funding of the Plan.

                  Section 8.3.      Foreign Plans.

                  (a) Plans Covering Spinco Employees. Effective as of the Close of the Distribution Date or such later date as may be required by applicable law, union, or works council agreement, any Foreign Plan that covers only Spinco Employees employed outside the U.S. shall be the sole responsibility of the Spinco Group and no member of the Heinz Group shall have any Liability with respect to such a Plan.

                  (b) Heinz Plans Covering Employees of Both Heinz and Spinco.

                           (i) Termination of Participation. Effective as of the
                  Close of the Distribution Date, if legally permitted, or as soon as possible thereafter, Spinco and each of its Subsidiaries, as applicable, shall cease to be a Participating Company on and after the Close of the Distribution Date in each Foreign Plan maintained by any member of the Heinz Group.

                           (ii)     Mirror Plans.

                                    (A) As of the Close of the Distribution
                  Date, all Liabilities related to Spinco Employees employed outside the U.S. who are eligible to participate in Foreign Plans shall cease to be Liabilities of the Foreign Plans and shall be assumed in full and in all respects by the applicable member of the Spinco Group; provided, however, that with respect to certain Foreign Plans under which Spinco Employees employed in Canada participate, such Liabilities shall be assumed immediately prior to the Distribution Date by that certain unlimited liability company to be formed by Heinz under the laws of Nova Scotia, Canada prior to the Distribution Date, in accordance with the terms of the Separation Agreement.

                                    (B) Effective immediately after the
                  Distribution Date, Spinco shall adopt, or cause to be adopted, Plans that shall be substantially identical in all material respects to the corresponding Foreign Plans as in effect immediately prior to the Distribution Date, and Spinco shall maintain all such Plans as may be required to satisfy the obligations of Spinco and Del Monte as set forth herein and in Section 7.6 of the Merger Agreement, respectively; provided that Spinco may satisfy this requirement by extending equivalent coverage to such individuals under a Plan of the Spinco Group which was in effect before the Distribution Date.

                                    (C) The continuation by Heinz or Spinco of
                  separate employment terms and conditions for employees previously covered by the other entity's Plans shall not continue beyond the time legally required.

                  Section 8.4. Severance Issues

                  If under applicable law, any Spinco Employee employed outside the U.S. is deemed to have incurred a termination of employment as a result of the Distribution or any other transaction contemplated by the Separation Agreement or this Agreement, which entitles such individual to receive any payment or benefit under any Foreign Plan, governmental plan or arrangement or pursuant to any law or regulation, including severance benefits, notwithstanding such individual's continued employment by the Spinco Group, then Spinco shall be liable for any such payment or benefit and, notwithstanding any other provision hereof, to the extent legally permitted, appropriate adjustments shall be made to the treatment of such individual during such continued employment, including not giving such individual credit for prior service and/or treating such individual as having been newly hired immediately after such deemed termination, for purposes of all applicable Foreign Plans.

                                   ARTICLE IX
                                     GENERAL

                  Section 9.1. Payment of and Accounting Treatment for Expenses

                  All expenses (and the accounting treatment related thereto) through the Close of the Distribution Date regarding matters addressed herein shall be handled and administered by Heinz and Spinco in accordance with past Heinz accounting and financial practices and procedures pertaining to such matters. For purposes of this Agreement, the accounting treatment of all such expenses shall be as determined by the Heinz Accountants, subject to review by Spinco and its accounting advisor in accordance with Section 9.3(b) of this Agreement.

                  Section 9.2. Sharing of Participant Information

                  Heinz and Spinco shall share, Heinz shall cause each applicable member of the Heinz Group to share, and Spinco shall cause each applicable member of the Spinco Group to share, with each other and their respective agents and vendors all participant information necessary for the efficient and accurate administration of each of the Heinz Plans and the Spinco Plans following the Distribution Date. Heinz and Spinco and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration.

                  Section 9.3.      Plan Audits

                  (a) Audit Rights with Respect to the Allocation or Transfer of Heinz Pension Plan Assets. The final allocation of Heinz Pension Plan assets and liabilities pursuant to this Agreement shall be determined by the Heinz Actuary, subject to review by Del Monte's independent, government-enrolled actuary ("Del Monte Actuary"), with any differences submitted to an Independent Actuary (as hereinafter defined) for final determination. In accordance with the foregoing, the Heinz Actuary shall provide its calculation and certification of the True-Up Amount (or the Reimbursement Amount, as applicable), in a written report and such other information as may be reasonably requested to Heinz, Spinco and the Del Monte Actuary within forty-five (45) business days after the Initial Asset Transfer Date. If, within thirty (30) business days following receipt of such certification and information, the Del Monte Actuary delivers a notice in writing to the Heinz Actuary that it disagrees with the amount of the True-Up Amount (or Reimbursement Amount, as applicable) as calculated by the Heinz Actuary, Heinz and Spinco shall cause each of the Heinz Actuary and Del Monte Actuary to use their reasonable best efforts to come to an agreement upon the correct amount of the True-Up Amount (or Reimbursement Amount, as applicable) within thirty (30) days after the date of delivery by the Del Monte Actuary of such notice. If in good faith the Heinz Actuary and the Del Monte Actuary are unable to come to such an agreement, then a third actuary chosen by the Heinz Actuary and the Del Monte Actuary shall be retained and its determination of the amount of the True-Up Amount (or Reimbursement Amount, as applicable), shall be binding upon the Parties (the "Independent Actuary"). Spinco and Heinz shall each pay, or shall be responsible for the payment of the costs of, their own actuary, and Spinco and Heinz shall each equally pay, or shall be responsible for the payment of the costs of, the Independent Actuary in connection with its audit of the determination. In the event that the Del Monte Actuary does not deliver any such notice to the Heinz Actuary within forty-five (45) business days after receipt of the aforementioned written report and other information from the Heinz Actuary, then the Heinz Actuary's determinations shall be final and binding on the Parties and shall not be subject to appeal by Spinco or the Del Monte Actuary.

                  (b)      Audit Rights With Respect to Information Provided.

                           (i) Each of Heinz and Spinco, and their duly
                  authorized representatives, shall have the right to conduct audits at any time upon reasonable prior notice, at their own expense, with respect to all information provided to it or to any Plan record keeper or third party administrator by the other party that is relevant to this Agreement, provided, that audits with respect to the allocation or transfer of Heinz Pension Plan assets and liabilities shall be subject only to
                  Section 9.3(a). The auditing party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide work space to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

                           (ii) The auditing party's audit rights under this
                  Section 9.3(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any subsidiaries and affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the auditing party, provide an individual (at the auditing party's expense) to supervise any audit of any such benefit provider or third party. The auditing party shall be responsible for supplying, at its expense, additional personnel sufficient to complete the audit in a reasonably timely manner.

                  (c) Audits Regarding Vendor Contracts. From immediately after the Distribution Date through the end of the Transition Services Period, Heinz and Spinco and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Heinz Health and Welfare Plans and the Spinco Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Heinz and Spinco shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 9.3(c) and the manner in which costs incurred in connection with such audits will be shared.

                  Section 9.4. Cooperation Regarding Requests for Internal Revenue Service Rulings and United States Department of Labor Opinions; Tax Reporting and Other Related Issues

                  (a) Spinco and Heinz shall cooperate on any issue relating to the transactions contemplated by this Agreement for which Heinz or Spinco elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the United States Department of Labor. Spinco and Heinz shall also cooperate to share all such information regarding any issue relating to the compensation of Spinco Employees as may be required in order to satisfy any requirements related to federal, state and/or local income tax reporting (including, for purposes of preparing a Form W-2 for each such employee) and withholding, all in accordance with the terms of the Tax Separation Agreement.

                  (b) Additionally, the Parties agree to treat any payments (excluding the payment of any fees for Transition Services (as such term is defined in the Transition Services Agreement as they relate to this Agreement) or other related expenses) made between the Parties pursuant to this Agreement as either a capital contribution or a distribution, as the case may be, between the Parties occurring on or immediately prior to the Distribution.

                  Section 9.5.      Collective Bargaining Agreements

                  Spinco shall expressly assume all collective bargaining agreements set forth in Section 4.13(a) of the Spinco Disclosure Letter to the Merger Agreement and for each such collective bargaining agreement in effect as of the Distribution Date, Spinco agrees to recognize the union which is a party to each such collective bargaining agreement as the exclusive collective bargaining representative for the Spinco Employees covered under the terms of each such collective bargaining agreement. In addition, to the extent any provision of this Agreement is contrary to the provisions of any applicable collective bargaining agreement to which Heinz or any affiliate of Heinz is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, Heinz and Spinco each acknowledge and agree that they may be obligated to bargain with the union representing affected employees concerning those subjects. During the Pre-Distribution Period, neither party will agree to a modification of any applicable collective bargaining agreement without the consent of the other.

                  Section 9.6. Transition Services Agreement

                  Effective as of the Close of the Distribution Date, Heinz, Spinco and Del Monte shall, to the extent reasonably necessary, enter into a Transition Services Agreement, the terms of which shall be consistent with the terms and provisions set forth in this Agreement.

                  Section 9.7. Effect If Distribution Does Not Occur

                  If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent otherwise specifically agreed in writing by Spinco and Heinz.

                  Section 9.8. Relationship of Parties; No Right to Continued Employment

                  (a) Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein..

                  (b) Nothing contained in this Agreement shall confer on any Spinco Employee any right to continued employment with Spinco or any member of the Spinco Group, except as expressly provided in any collective bargaining agreements or individual employment agreements to which Spinco is a party, under which any Spinco Employee has any such rights.

                  Section 9.9. Entire Agreement; Survival

                  This Agreement (together with the other Transaction Agreements, the exhibits and the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of each of the Parties hereto and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the Parties, or either of them, with respect to the subject matter hereof. All exhibits and schedules attached to this Agreement and the Schedules are expressly made a part of, and incorporated by reference into, this Agreement. This Agreement shall survive the Distribution Date and the end of the Transition Services Period. In the event of any conflict between this Agreement and the Merger Agreement, the terms of the Merger Agreement shall control.

                  Section 9.10.     Notices

                  Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be given in accordance with the provisions for giving notice under the Separation Agreement.

                  Section 9.11.     Interpretation

                  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Exhibits hereto) and not to any particular provision of this Agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. In addition, all references to "Spinco Employees", in connection with any Plan, where appropriate shall be construed to refer to the Spinco Employees and any beneficiaries thereof.

                  Section 9.12.     GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF NEW YORK, HEREBY APPOINTS The Corporation Trust Company, AS SUCH PARTY'S AGENT IN THE STATE OF NEW YORK FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF NEW YORK.

                  Section 9.13.     No Assignment

                  This Agreement may not be assigned by either party (except by operation of law) without the written consent of the other, and shall bind and inure to the benefit of the parties hereto (including, for the avoidance of doubt, each member of the Heinz Group and the Spinco Group) and their respective successors and permitted assignees. This Agreement may not be amended or supplemented except by an agreement in writing signed by Heinz and Spinco. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                                        H. J. HEINZ COMPANY

                                        By:   /s/ MICHAEL J. BERTASSO
                                            -------------------------------
                                            Name: Michael J. Bertasso
                                            Title:  Senior Vice President



                                        SKF FOODS INC.

                                        By:   /s/ MITCHELL A. RING
                                            -------------------------------
                                            Name: Mitchell A. Ring
                                            Title: Executive Vice President